UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 19, 2025
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers.
At regularly scheduled meetings on February 19-20, 2025, the Board of Directors (the “Board”) of Encompass Health Corporation (the “Corporation”) and its Compensation and Human Capital Committee (the “Committee”) undertook the customary review and approval of annual compensation decisions. The Board approved, at the recommendation of the Committee and its independent consultant, the compensation increases for 2025 as set forth in the table below for Mr. Mark Tarr, President and Chief Executive Officer. The Board also approved an increase in Mr. Tarr’s annual allowance for personal usage of the Corporation’s aircraft from approximately $75,000 to $100,000. Additionally, the Committee approved the compensation increases for 2025 for the three other named executive officers as set forth in the table below.

		Base Salary	Target Cash Bonus Award Opportunity	Target Long-term Equity Award Opportunity
Mark J. Tarr	2024	$1,050,000	$1,260,000	$5,425,000
President and Chief Executive Officer	2025	$1,100,000	$1,485,000	$6,000,000
Douglas E. Coltharp	2024	$700,000	$595,000	$1,925,000
Executive Vice President and Chief Financial Officer	2025	$750,000	$750,000	$2,250,000
Patrick Darby	2024	$625,000	$468,750	$1,031,250
Executive Vice President, General Counsel and Secretary	2025	$625,000	$500,000	$1,093,750
Elissa J. Charbonneau, D.O.	2024	$415,000	$207,500	$456,500
Chief Medical Officer	2025	$435,000	$261,000	$478,500

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ Patrick Darby
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Secretary
Dated: February 21, 2025